     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 20, 2001.



                                                      REGISTRATION NO. 333-62338

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 2

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                               ROCK-TENN COMPANY
             (Exact name of registrant as specified in its charter)

                        GEORGIA                                                 62-0342590
            (State or other jurisdiction of                                  (I.R.S. Employer
             incorporation or organization)                                Identification No.)

                               ROCK-TENN COMPANY
                              504 THRASHER STREET
                            NORCROSS, GEORGIA 30071
                                 (770) 448-2193
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               STEVEN C. VOORHEES
                              504 THRASHER STREET
                            NORCROSS, GEORGIA 30071
                                 (770) 448-2193
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   COPIES TO:

                MARY A. BERNARD                                  LUCIANA FATO
                KING & SPALDING                              DAVIS POLK & WARDWELL
          1185 AVENUE OF THE AMERICAS                        450 LEXINGTON AVENUE
           NEW YORK, NEW YORK 10036                        NEW YORK, NEW YORK 10017
                (212) 556-2100                                  (212) 450-4000

                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement, as determined in light of market conditions.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


     PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT IS A COMBINED PROSPECTUS RELATING ALSO TO REGISTRATION STATEMENT NO. 33-93934 PREVIOUSLY FILED BY THE REGISTRANT ON FORM S-3 AND DECLARED EFFECTIVE ON JULY 20, 1995. THIS REGISTRATION STATEMENT, WHICH IS A NEW REGISTRATION STATEMENT, ALSO CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 3 TO REGISTRATION STATEMENT NO. 33-93934 AND SUCH POST-EFFECTIVE AMENDMENT NO. 3 SHALL HEREAFTER BECOME EFFECTIVE CONCURRENTLY WITH THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT.

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

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Estimated expenses in connection with the issuance and distribution of the debt securities being registered, other than underwriting compensation, are as follows:

SEC registration fee........................................  $ 50,000
Rating agency fees..........................................   100,000
Legal fees and expenses.....................................    75,000
Accounting fees and expenses................................    50,000
Printing and engraving expenses.............................    50,000
Trustee's fees and expenses.................................    25,000
Miscellaneous expenses......................................    25,000
                                                              --------
          Total.............................................  $375,000
                                                              ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Corporation's Restated and Amended Articles of Incorporation eliminate, to the fullest extent permitted by applicable law, the personal liability of directors to the Corporation or its shareholders for monetary damages for breach of duty of care or any other duty owed to the Corporation as a director. The Georgia Business Corporation Code currently provides that such provision shall not eliminate or limit the liability of a director (a) for any appropriation, in violation of his duties, of any business opportunity of the Corporation, (b) for acts or omissions that involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions or (d) for any transactions from which the director received an improper personal benefit.

     Under Article VI of the Corporation's Bylaws and certain agreements entered into by the Corporation and its directors, the Corporation is required to indemnify its directors, officers, employees or agents against the obligation to pay any judgment, settlement, penalty or fine, and against expenses (including attorneys' fees and expenses), incurred in connection with any action, suit or proceeding brought against such person because he was a director, officer, employee or agent of the Corporation, without regard to any limitations in the Georgia Business Corporation Code; provided, however, that the Corporation shall have no obligation to indemnify any such person in connection with any such proceeding if such person is adjudged liable to the Corporation or is subjected to injunctive relief in favor of the Corporation (a) for any appropriation, in violation of such person's duties, of any business opportunity of the Corporation, (b) for acts or omissions that involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions or (d) for any transactions from which such person received an improper personal benefit. The Corporation's directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.

     The Corporation's directors and executive officers are insured against damages from actions and claims incurred in the course of their duties, and the Corporation is insured against expenses incurred in defending lawsuits arising from such alleged acts of its directors and executive officers.

     The Corporation has entered into indemnification agreements with each of its directors. These indemnification agreements require, among other things, that the Corporation indemnify its directors to the fullest extent permitted by law, and advance to the directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Corporation must also indemnify in advance all expenses incurred by directors seeking to enforce their rights under the indemnification agreements.

     Section 7 of the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement also contains certain provisions pursuant to which certain officers, directors and controlling persons of the Corporation may be entitled to be indemnified by the underwriters named therein.

ITEM 16.  EXHIBITS


  1.1  --   Form of Underwriting Agreement (incorporated by reference to
            Exhibit 1.1 of the Corporation's Registration Statement on
            Form S-3 filed with the Securities Exchange Commission on
            June 26, 1995 (File No. 33-93934)).
  4.1  --   Form of Indenture between Rock-Tenn Company and SunTrust
            Bank, as successor trustee to Trust Company Bank
            (incorporated by reference to Exhibit 4.1 of the
            Corporation's Registration Statement on Form S-3 filed with the Securities Exchange Commission on June 26, 1995 (File
            No. 33-93934)).
  5.1  --   Opinion of King & Spalding.
 12.1  --   Statement setting forth computation of ratio of earnings to fixed charges.*
 23.1  --   Consent of Ernst & Young LLP.*
 23.2  --   Consent of King & Spalding. (included in their opinion filed as
            Exhibit 5.1)
 24.1  --   Power of Attorney *
 25.1  --   Statement of Eligibility of SunTrust Bank, as trustee on
            Form T-1.*


---------------

* Previously filed.

ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set in the "Calculation of Registration Fee" Table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Rock-Tenn Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on the 20th day of June, 2001.


                                          ROCK-TENN COMPANY

                                          By:     /s/ JAMES A. RUBRIGHT
                                            ------------------------------------
                                              James A. Rubright
                                              Chairman of the Board
                                              and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on the 20th day of June, 2001.


                      SIGNATURE                                            TITLE
                      ---------                                            -----

                /s/ JAMES A. RUBRIGHT                  Director, Chairman of the Board and
-----------------------------------------------------  Chief Executive Officer (Principal
                  James A. Rubright                    Executive Officer)

               /s/ STEVEN C. VOORHEES                  Executive Vice President and Chief
-----------------------------------------------------  Financial Officer (Principal
                 Steven C. Voorhees                    Financial and Accounting Officer)

                          *                            Director
-----------------------------------------------------
                 Stephen G. Anderson

                          *                            Director
-----------------------------------------------------
                   J. Hyatt Brown

                          *                            Director
-----------------------------------------------------
                 Bradley Currey, Jr.

                                                       Director
-----------------------------------------------------
                  Robert B. Currey

                          *                            Director
-----------------------------------------------------
                  G. Stephen Felker

                          *                            Director
-----------------------------------------------------
               L. L. Gellerstedt, III

                          *                            Director
-----------------------------------------------------
                   John D. Hopkins

                      SIGNATURE                                            TITLE
                      ---------                                            -----

                          *                            Director
-----------------------------------------------------
                  Lou Brown Jewell

                          *                            Director
-----------------------------------------------------
                  James W. Johnson

                          *                            Director
-----------------------------------------------------
                  Charles R. Sexton

                          *                            Director
-----------------------------------------------------
                   John W. Spiegel

*By:     /s/ STEVEN C. VOORHEES
     ---------------------------------
            Steven C. Voorhees
             Attorney-in-Fact